UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

LandBridge Company LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42150	93-3636146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 230-8864

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	LB	New York Stock Exchange
(indicate by check mark)
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2025, DBR Land Holdings LLC (“DBR Land”), a subsidiary of LandBridge Company LLC (NYSE: LB; NYSE TX: LB) (the “Company”), entered into a revolving credit agreement (the “Credit Agreement”) by and among Texas Capital Bank, as administrative and collateral agent (the “Administrative Agent”), and the lenders party thereto (collectively, the “Lenders”).

The Credit Agreement provides for lender commitments of $275 million and matures on the earlier of (a) June 30, 2030, and (b) the date that is 91 days prior to the stated maturity of the Notes (as defined below) if, on such date, the outstanding principal amount of the Notes is greater than $50 million (the “Maturity Date”). Borrowings under the Credit Agreement are secured by a first-priority lien on substantially all assets of DBR Land and its subsidiaries, and is also guaranteed by each of its subsidiaries. The Credit Agreement’s effectiveness (including the commitments of the Lenders thereunder) is subject to customary conditions including the issuance of the Notes (as defined below), and proceeds from borrowings under the Credit Agreement, together with the net proceeds from the Offering (as defined below), are expected to be used to repay all borrowings outstanding under, and terminate, the Company’s existing credit facility.

The Credit Agreement provides for revolving borrowings subject to compliance with various financial and other covenants common in such agreements that apply to DBR Land and its restricted subsidiaries, including (i) a minimum interest coverage ratio of 2.50:1.00, (ii) a maximum total net leverage ratio of 5.00:1.00, provided that the maximum total net leverage ratio may step up to 5.25:1.00 for the fiscal quarter in which a Permitted Acquisition occurs and the two fiscal quarters following, and (iii) a maximum senior secured net leverage ratio of 3.50:1.00, in each case, measured as of the end of each fiscal quarter.

These covenants are subject to exceptions and qualifications provided in the Credit Agreement, including the ability to make unlimited restricted payments subject to (i) a maximum net total leverage ratio of less than 4.50:1.00, (ii) minimum liquidity of 5% (with “liquidity” including unrestricted cash on hand of DBR Land and its subsidiaries plus availability under the Credit Agreement), and (iii) such other restricted payments customarily permitted for publicly traded companies with a similar market capitalization as the Company.

Principal amounts borrowed under the Credit Agreement may be prepaid from time to time and commitments thereunder may be terminated without premium or penalty. Any principal amounts outstanding on the Maturity Date will become due and payable on such date. At DBR Land’s election, principal amounts under the Credit Agreement may be borrowed as SOFR Loans or Base Rate Loans. Term SOFR Loans under the Credit Agreement bear interest at a variable rate equal to Term SOFR for the applicable tenor plus a leverage-based applicable margin between 2.00% and 3.00% per annum. Interest on all outstanding Term SOFR Loans is payable on the last business day of the applicable interest period. Base Rate Loans under the Credit Agreement bear interest at a rate per annum equal to (x) the highest of (i) the Federal Funds Rate, as in effect from time to time, plus 0.50%, (ii) the prime rate which Truist Bank announces from time to time as its prime lending rate and (iii) Adjusted Term SOFR for a one-month tenor plus 1.00%, in each case plus a leverage-based applicable margin between 1.00% and 2.00% per annum. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears. DBR Land will also pay a commitment fee based on the applicable percentage of undrawn commitment amounts under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. Any defined terms used in this Item 1.01 but not defined herein shall have the definitions given to them in the Credit Agreement.

Item 2.02	Results of Operations and Financial Condition.

On November 19, 2025, in connection with the offering (the “Offering”) of $500 million aggregate principal amount of Senior Notes (the “Notes”) by DBR Land, the Company provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below in Item 8.01 and are incorporated into this Item 2.02 by reference.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 19, 2025, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01, announcing that, subject to market conditions, DBR Land intends to commence the Offering of the Notes in a private placement pursuant to Rule 144A and Regulation S under the Securities Act to eligible purchasers.

In addition, the information contained in Item 2.02 and Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01.	Other Events.

On November 19, 2025, in connection with the Offering, the Company provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below.

******

Following the offering of the Notes, the Company will have a Debt Service Coverage Ratio of 5.0x, after giving effect to (i) the estimated pro forma EBITDA associated with the assets acquired in the Company’s previously announced acquisition from 1918 Ranch & Royalty, LLC (the “1918 Ranch Acquisition”), and (ii) the resulting debt service impact of the contemplated Notes offering.

Debt Service is an important component in the calculation of the ratio of the Company’s Covenant EBITDA to the Company’s Debt Service. The Company believes that Debt Service is a meaningful non-GAAP financial measure useful to investors because it reviews Debt Service to assess the Company’s overall financial flexibility and capital structure. Further, the Company believes that the ratio of the Company’s Covenant EBITDA to Debt Service is a useful measure as it monitors the sustainability of its debt levels and its ability to take on additional debt against Covenant EBITDA, which is used as an operating performance measure. The Company defines Debt Service as interest expense on indebtedness and amortization payments towards indebtedness principal. Debt Service Coverage Ratio is used by the Company and its lenders for purposes of covenant calculations in the Credit Agreement. We define Debt Service Coverage Ratio as the ratio of Covenant EBITDA to Debt Service.

As used below, “as adjusted” columns give effect to additional borrowings under the Company’s existing credit facility to pay a portion of the cash portion of the purchase price of the 1918 Ranch Acquisition, and “as further adjusted” columns give effect to such borrowings, this offering and borrowings under the Credit Agreement and the use of proceeds therefrom.

The following table sets forth a reconciliation of Debt Service balances as determined in accordance with GAAP to Debt Service Coverage Ratio for the periods indicated.

Reconciliation of Debt Service Coverage Ratio

	As Further Adjusted	As Adjusted	Actual	Actual
	LTM as of September 30, 2025			LTM as of June 30, 2025	LTM as of March 31, 2025	LTM as of December 31, 2024
LTM Debt Service Balances:
Plus: LTM Interest Expense	—	$30,845	$30,845	$30,026	$28,427	$23,335
Plus: LTM Term Loan Repayments(1)	—	8,750	8,750	92,500	97,500	102,500
Plus: Incremental Interest Expense Related to Debt Upsize(2)	—	15,327	—	—	—	—
Plus: Estimated Pro Forma Interest Related to the Offering(3)	35,593	—	—	—	—	—
Less: Voluntary Term Loan Repayments(1)	—	—	—	(75,000)	(75,000)	(75,000)
Less: Adjustments for Actual Cash Paid	—	(2,346)	(2,346)	(1,096)	(4,792)	(3,875)

Total Cash Debt Service Expenses	$35,593	$52,575	$37,249	$46,430	$46,136	$46,960
Covenant EBITDA	$179,595	$179,595	$164,413	$153,974	$146,152	$141,988

(/) Cash Debt Service Expenses	35,593	52,575	37,249	46,430	46,136	46,960
Debt Service Coverage Ratio	5.0x	3.4x	4.4x	3.3x	3.2x	3.0x

(1)	Mandatory amortization not required following the Company’s credit agreement amendment in 2024.
(2)	Assumes an incremental $200 million existing term loan balance and $5 million revolver balance during the LTM period.
(3)	Assumes pro forma debt of $500 million senior notes and approximately $70 million drawn on the Credit Agreement.

Adjusted EBITDA to Covenant EBITDA

	As Further Adjusted	As Adjusted	Actual	Actual
	LTM as of September 30, 2025			LTM as of June 30, 2025	LTM as of March 31, 2025	LTM as of December 31, 2024
Adjusted EBITDA	$157,820	$157,820	$157,820	$112,970	$118,940	$97,069
Covenant EBITDA Adjustments(1):
Plus: Covenant Addbacks	$143	$143	$143	$81	$83	$10
Plus: Material Project EBITDA Adjustments	21,632	21,632	6,450	15,911	27,129	44,909

Covenant EBITDA	$179,595	$179,595	$164,413	$128,962	$146,152	$141,988

(1)

Covenant addbacks, material project adjustments, or pro forma adjustments included in the Credit Agreement covenant calculations: Material Project Adjustments related to the Company’s Q4 2024 acquisitions prior to each acquisitions’ closing date and related to the Company’s East Stateline Ranch acquisition prior to the acquisition closing in Q2 2024. Covenant addbacks are related to various miscellaneous non-recurring or non-cash expenses that were not added back for Securities and Exchange Commission reporting purposes but are allowed under the Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1#	Revolving Credit Agreement, dated as of November 18, 2025, among DBR Land Holdings LLC, Texas Capital Bank, as administrative and collateral agent, and the lenders party thereto.

99.1	Press Release dated November 19, 2025 announcing the Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDBRIDGE COMPANY LLC

	By:	/s/ Scott L. McNeely
Name: Scott L. McNeely
Title: Executive Vice President, Chief Financial Officer
Dated: November 19, 2025